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                                                                  Exhibit 10.3


                              AMENDMENT NO. 1 to
                           ITC HOLDING COMPANY, INC.
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

          This sets forth Amendment No. 1 to the ITC Holding Company, Inc. NonEmployee Director Stock Option Plan (the "Plan"). Effective as of April 7, 2000, the Plan shall be amended as follows and all other terms and conditions of the Plan shall remain in full force and effect:

          1. Section 11.2 (Family Transfers) of the Plan shall be amended and restated to provide in its entirety as follows:

          "11.2  Family Transfers

               An Optionee may transfer all or part of an Option to any `Family Member' (as defined below); provided that subsequent transfers of transferred Options are prohibited except those in accordance with this Section 10.2 or by will or the laws of descent and distribution; and, provided further, that, except with the consent of the Board, there may be no consideration for any transfer made pursuant to this section. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section
          10.2. hereof the term `Optionee' shall be deemed to refer the transferee. The events of termination of the Service Relationship of Sections 12. hereof shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in Sections 9.1. and 9.2.

          `Family Member' means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Optionee, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons (or the Optionee) have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests."

          Executed this 7/th/ day of April, 2000.

                                    ITC/\DELTACOM, INC.

                              By: /s/ J. Thomas Mullis
                                  -----------------------------
                              Printed Name: J. Thomas Mullis
                                            -------------------
                              Its: Senior Vice President
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